Exhibit 10.1



                          TRADEMARK LICENCE AGREEMENT
                          ---------------------------


Party A ("Licensor"):     GUANGZHOU PAN YU SAN YUET FASHION MANUFACTORY LTD

Address: 2/F, Factory No. 52, Ling Xing Industry Section, Shilou Town, PanYu, Guangzhou, the People's Republic of China

Party B ("Licensee"):     ANN TAYLOR INC

Address: 7 Times Square, New York, NY 10036, United States of America

Both Party A and Party B hereby agree:- Party A grants Party B the licence to use the "ANN TAYLOR" trademark which is registered under its name in the People's Republic of China. For the avoidance of doubt, in this Agreement, the People's Republic of China shall not include the Hong Kong and Macau Special Administrative Regions, nor Taiwan. The parties execute this Agreement to clearly set out their respective rights and obligations and warrant that their representatives who sign this Agreement are duly authorised to do so.

1.       Licensed Trademark
         Party A confirms that the "ANN TAYLOR" trademark is its trademark registered in the People's Republic of China. Party A shall attach a copy of the registration certificate of that trademark as an appendix to this Agreement. The legal characteristics of that trademark are consistent with its registration.

2.       Grant of Licence
(i) Both parties hereby agree that Party A grants to Party B the right to use the "ANN TAYLOR" trademark for the sole purposes of manufacturing and export in accordance with the terms of this Agreement.

(ii) The licence to use the "ANN TAYLOR" mark, which Party A grants to Party B, is a general and non-exclusive license. Whilst Party A grants the licence to Party B, Party A reserves all its trademark rights.

(iii) In accordance with the scope of the trademark registration, Party A allows Party B to use the "ANN TAYLOR" trademark in respect of the registered goods, packaging, tags, labels and advertising materials, etc.

(iv) Party A permits Party B to use the "ANN TAYLOR" trademark on all registered goods subject to Clause 2(i). This Licence shall be extended to the companies within Party B's group, and to Party B's and its group companies' suppliers, manufacturers, sub-contractors, etc. within the People's Republic of China to process, manufacture and produce. However, all the goods and related articles bearing the "ANN TAYLOR" trademark cannot be sold in the People's Republic of China. Party B shall exercise reasonable commercial endeavours to supervise its group companies' and all relevant suppliers, manufacturers and sub-contractors's compliance with this clause. In the event of any breach of this Agreement by any of its suppliers, manufacturers or subcontractors, Party B shall take action to have them immediately cease and if necessary, bring legal action against them. Party B shall also give such reasonable assistance as may be required by Party A to take action against such supplier, manufacturer or subcontractor for infringement of the "ANN TAYLOR" trade mark. Party B warrants the quality of its products bearing the "ANN TAYLOR" trademark and Party A shall not bear any legal liabilities arising from the manufacturing and export whether within or outside the territory.

3.       Rights
(i) Party A agrees that it shall only assign, sell or transfer the "ANN TAYLOR" trademark in accordance with this clause. Party A shall first give written notice to Party B setting out the proposed terms of the assignment, sale or transfer and give Party B the first right of refusal to accept such proposed terms. If Party B fails to respond or accept the terms within 21 days of receipt of notice, Party A shall be allowed to proceed with the assignment, sale or transfer with a third party provided that:-

         (a) the terms of this Agreement shall be brought to the attention of the third party;

         (b) the third party agrees in writing to respect and honour the obligations of Party A in this Agreement as if the third party were a party to this Agreement in lieu of Party A and a copy of the written agreement is provided to Party B; and

         (c)   Party B's rights under this Agreement shall not be affected.

         Party A undertakes that the terms of any assignment, sale or transfer offered to or entered into with a third party shall not be more favourable than the terms offered to Party B for first right of refusal.

(ii) Notwithstanding Clause 3(i) above, Party B agrees that Party A can assign the "ANN TAYLOR" trademark to either Madam Poon Suk Yuen (bearer of Hong Kong Identity Card No. B525267(4)) or Mr Lee Yu Ming (bearer of Hong Kong Identity Card No. G542953(5)) and not be bound by the restriction in Clause 3(i) provided that the assignee shall confirm in writing to Party B, at the time of the assignment, that he/she (and their successors-in-title/interest) will be bound by the terms of this Agreement as if he/she were a party to this Agreement in the place of Party A.

(iii) During the term of this Agreement, if Party A pledges the "ANN TAYLOR" trademark, Party A shall inform the pledgee the terms of this Agreement and obtain a written confirmation from the pledgee in respect of its acknowledgement of the terms of this Agreement.

4.       Licence Term
         This Agreement shall be deemed to have come into force as from the date of registration of the "ANN TAYLOR" trademark. It shall remain in force when the said trademark continues to remain validly registered and shall expire on 30 June 2015, unless terminated by Party B by giving not less than six (6) months' written notice and payment of one additional year of licence fee, i.e US$250,000 upon termination. Party A undertakes to maintain the registration and validity of the "ANN TAYLOR" trademark and to renew its registration.

5.       Licence Fee
         Both parties agree that during the term of this Agreement, Party B shall pay an annual licence fee for the use of the trademark to Party A in the sum of United States Dollars Two Hundred & Fifty Thousand (US$250,000) payable as from the year commencing 1 July 2005. The first payment shall be paid within 15 days from execution of this Agreement and thereafter annually before 1 July of each year during the Licence Term.

6.       Liabilities of Breach
         In case of arrears of licence fee, a sum of RMB10,000 shall be payable to Party A as compensation for each day of delay; if the delay shall exceed 30 days after Party A has notified Party B in writing of the delay, Party A shall have the right to terminate this Agreement. It shall not be considered a delay on the part of Party B if any delay in crediting the Licence Fee to Party A's account is caused by Party A's bank or financial institution or by an act of government.

7. This Agreement shall be written in both English and Chinese languages. In the event of any discrepancy, the Chinese version shall prevail. If any dispute arises, the parties should mediate in good faith, if that fails, the dispute shall be referred to the jurisdiction of the court where Party A is situated and PRC laws shall apply.

8. This Agreement shall become effective as from the date of execution by both parties. Both parties shall jointly apply for the recordal of this Agreement.

         All notices under this Agreement shall be in writing and shall be couriered to the following address of the respective parties: Party A
         - 2/F Factory No. 52, Ling Xing Industry Section, Shilou Town, PanYu, Guangzhou, the People's Republic of China - for the attention of Lee Yu Ming and Party B - AnnTaylor Inc, 7 Times Square, New York, NY 10036, United States of America - for the attention of General Counsel with a copy to Mr Kenny Wong, Johnson Stokes & Master, 19/F, Prince's Building, 10 Chater Road, Central, Hong Kong (Ref: 6720680/1). Notices will only be considered received with a receipt acknowledgment of the courier company. Notice period begins from the date of receipt of the notice.

 Party A                                   Party B

 /s/ Poon Suk Yuen                         /s/ Barbara Eisenberg

 SIGNED by:  Poon Suk Yuen                 SIGNED by: Barbara Eisenberg
 Date: August 2, 2005                      Date: August 2, 2005
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